UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ______________________________

                                   FORM 8-K
                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  November 24, 2004


                                   0-15898
                          (Commission File Number)

                       ______________________________

                     CASUAL MALE RETAIL GROUP, INC.
        (Exact name of registrant as specified in its charter)

      Delaware                                             04-2623104
(State of Incorporation)                                 (IRS Employer
                                                      Identification Number)


              555 Turnpike Street, Canton, Massachusetts 02021
            (Address of registrant's principal executive office)


                              (781) 828-9300
                     (Registrant's telephone number)
                      ______________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


ITEM 1.01	Entry into a Material Definitive Agreement.

On November 24, 2004, the Company entered into an Asset Purchase Agreement with Hub Holding Corp., an affiliate of Sun Capital Partners, Inc. ("Hub Holding"), pursuant to which the Company sold 32 of its remaining Levi's(r)/Dockers(r) outlet stores to Hub Holding. The closing of the transaction occurred on November 24, 2004. Since fiscal 2002, the Company has been in the process of closing all of its Levi's(r)/Dockers(r) stores with the intention to eventually exit the business completely.

The sale price was approximately $12.8 million in cash, subject to adjustment based on the valuation of inventory at closing. In addition, the Company is also entitled to an earn out payment based on the stores' financial performance through January 31, 2005, up to a maximum of $500,000.

As part of the Asset Purchase Agreement, Hub Holding assumed all outstanding accounts payables and accrued liabilities, incurred in the ordinary course of business, including the remaining lease obligations for these 32 store locations.

Pursuant to the Asset Purchase Agreement, the Company and Hub Holding also entered into a Transition Services Agreement pursuant to which the Company will provide to Hub Holding and certain of its affiliates certain transitional services for a period of up to four months.

The Company expects to use the proceeds from the sale to reduce borrowings under its credit facility. The Company will file the Asset Purchase Agreement as part of its Quarterly Report on Form 10-Q for the quarter ended October 30, 2004.


ITEM 7.01	Regulation FD Disclosure.

On November 29, 2004, the Company issued a press release announcing the completion of its sale of 32 of its remaining Levi's(r)/Dockers(r) Outlet stores to Hub Holding. A copy of the press release is attached hereto as Exhibit 99.1.


ITEM 9.01	Financial Statements and Exhibits

	(c) Exhibits

Exhibit No.	 Description
----------   ------------


99.1	   Press Release dated November 29, 2004 announcing
         Casual Male Retail Group, Inc. completion of sale of its Levi's(r)/Dockers(r) outlet stores.










                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CASUAL MALE RETAIL GROUP, INC.

                                              By: /s/ Dennis R. Hernreich
						          ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                    and Chief Financial Officer


Date:  December 1, 2004